TRANSFER AND ASSUMPTION AGREEMENT

         This Agreement is made and entered into as of March 31, 2006, by and among Sentinel Administrative Services Company, a Vermont partnership ("TRANSFEROR"), and Sentinel Administrative Services, Inc., a Vermont corporation ("TRANSFEREE").

         WHEREAS, Transferee and Transferor are both registered transfer agents;

         WHEREAS, Transferee and Sentinel Asset Management, Inc. are the sole partners of the Transferee;

         WHEREAS, the Transferor is a party to the agreements set forth on Exhibit A to this Agreement ("Transferred Agreements");

         WHEREAS, the Transferor desires to transfer and the Transferee desires to assume the Transferred Agreements;

         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

         2. TRANSFER AND ASSUMPTION. Effective as of March 31, 2006 ("Effective Time"), Transferor hereby transfers to Transferee all of Transferor's right, title, benefit, privileges and interest in and to, and all of Transferor's burdens, obligations and liabilities in connection with, each of the Transferred Agreements ("Transfer"). Transferee hereby accepts the Transfer and assumes and agrees to observe and perform all of the duties, obligations, terms, provisions and covenants, and to pay and discharge all of the liabilities of Transferor to be observed, performed, paid or discharged from and after March 31, 2006, in connection with the Transferred Agreements.

         3. PERFORMANCE. Transferee agrees to perform its duties under the Transferred Agreements as of the Effective Time with essentially the same personnel, equipment, vendors and offices as those used by the Transferor immediately before the Effective Time.

         4. FURTHER ACTIONS. Each of the parties hereto covenants and agrees, at its own expense, to execute and deliver, at the request of the other party hereto, such further instruments of transfer and assignment and to take such other action as such other party may reasonably request to more effectively consummate the assignments and assumptions contemplated by this Agreement.

         5. ASSIGNMENT. No further transfer or assignment of the Transferred Agreements may be made except pursuant to the terms of the Transferred Agreements and consistent with applicable law.

         6. WINDING UP, DEREGISTRATION AND DISSOLUTION. Transferee agrees that subsequent to the Transfer, it shall carry on no business except the winding up of its affairs and shall, as soon as practicable, deregister as a transfer agent and dissolve.

         7. GOVERNING LAW; JURISDICTION. This Agreement shall be governed by and construed in accordance with the Laws of the State of Vermont.

         8. ENTIRE AGREEMENT; AMENDMENT. This Agreement sets forth the entire understanding and agreement between the parties with respect to the transactions contemplated by this Agreement and supersedes and replaces any prior understanding, agreement or statement of intent, in each case written or oral, of any kind and every nature with respect to this Agreement. Any provision of this Agreement may be amended, modified or waived in whole or in part at any time by an agreement in writing between the parties executed in the same manner as this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

SENTINEL ADMINISTRATIVE SERVICES COMPANY  SENTINEL ADMINISTRATIVE SERVICES, INC.

By:/s/ Christian W. Thwaites              By:/s/ Christian W. Thwaites
   --------------------------                --------------------------
       Christian W. Thwaites                     Christian W. Thwaites
       President &                               President &
       Chief Executive Officer                   Chief Executive Officer

                                    EXHIBIT A

                             Transferred Agreements

1.   Fund Services Agreement with Sentinel Group Funds, Inc. dated March 1, 1993
2. Fund Services Agreement with Sentinel Pennsylvania Tax-Free Trust dated March 1, 1993
3.   Fund Services Agreement with Sentinel Variable Products Trust
4.   Plan Agent Agreement with American Stock Transfer Company dated 01/19/2005
5.   Agreement with Benefits Plans Administrators dated 11/19/2002
6.   Agreement with MSCS Financial dated 01/03/2003
7.   Plan Agent Agreement with Investors Bank & Trust dated 07/29/2004
8.   Agreement with Stanton Trust Company dated 04/06/2004
9.   Plan Agent Agreement with GWFS Equities dated 03/22/2005
10.  Plan Agent Agreement with USI Consulting Group dated 07/20/2005
11. Networking Agreement Service Fee with Raymond James Financial / Associates dated 12/31/2005
12.  Mutual Fund Service Agreement with PFPC dated 12/21/2001
13.  Sub TA Agreement with Putnam Fiduciary Trust / Mercer HR dated 05/20/2004
14.  Plan Agent Agreement with The Retirement Plan Group dated 04/26/2005
15. Sub Transfer Agency Agreement with First National Bank of Omaha dated 07/01/2005
16.  Shareholder Service Agreement with Hewitt Associates dated 02/04/2004
17.  Plan Agent Agreement with Mid Atlantic Capital dated 06/28/2004
18.  Agency Trading Agreement with National Financial Services Co dated
     10/10/2001
19.  Administration Agreement with NYLife Trust dated 09/28/2001
20. Shareholder Service Agreement/ SUB TA with First Trust (DataLynx & Trustlynx) dated 03/22/1999
21. Agency Trading Agreement with Fidelity Investments Institutional Operations Company, Inc. dated May 19, 2005
22. Omnibus Record Keeping Agreement with Sentinel Administrative Services Company dated January 3, 2003
23.  Recordkeeping Agreement with B.C. Ziegler & Company dated March 31, 2003
24.  Sub-Accounting Agreement with AIM Distributors, Inc. dated April 1, 2003
25. Administrative Service Agreement with OppenheimerFunds Distributor, Inc. dated May 1, 2003
26. Service Agreement Dated with State Street Bank & Trust Company/DST Systems Inc. dated December, 1989, amended January 1, 2000, amended January 1, 2004
27. License Agreement with DST Technologies, Inc. dated March 18, 1996 (AWD Contract)
28.  Nondisclosure & Indemnity Agreement with DST Systems Inc. dated July 8,
     2003
29. Unusual Activity Warning System Usage Agreement with DST Systems Inc, dated July 18, 2002
30.  Master Agreement DST FAN Services - Mutual Funds dated January 30, 1999
31. Limited Agency Agreement with Bisys Fund Services and Bisys Plan Services dated February 1, 1999.
32. Portfolio Accounting System Remote Service Agreement with State Street Bank & Trust Co. dated September 1, 2002.
33. Boston Financial Disaster Backup Facility Services Agreement with Boston Financial Data Services, Inc. dated May 1, 2004.
34.  Document Delivery Agreement with Banknorth dated April 10, 2002.
35. All other agreements in the name of Sentinel Administrative Services Company as of the date of this Agreement.